Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned officers and directors of Blackstone Real Estate Income Trust, Inc., hereby constitute Katharine A. Keenan, Anthony F. Marone, Jr., Paul Kolodziej, A.J. Agarwal, Glen Bartley, Leon Volchyok and Zaneta Koplewicz and each of them singly, my true and lawful attorneys with full power to them, and each of them singly, to sign for me and in my name in the capacities indicated below, the Registration Statement (File No. 333-280059) filed herewith and any and all amendments to said Registration Statement, including any Registration Statement filed pursuant to Rule 462(b), and generally to do all such things in my name and in my capacities as a director to enable Blackstone Real Estate Income Trust, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission, hereby ratifying and confirming my signature as it may be signed by my said attorneys, or any of them, to the Registration Statement and any and all amendments thereto.

Signature	Title

/s/ Katharine A. Keenan Katharine A. Keenan	Chief Executive Officer and Director (principal executive officer)

/s/ Anthony F. Marone, Jr. Anthony F. Marone, Jr.	Chief Financial Officer and Treasurer (principal financial officer)

/s/ Paul Kolodziej Paul Kolodziej	Deputy Chief Financial Officer (principal accounting officer)

/s/ Zaneta Koplewicz Zaneta Koplewicz	Director

/s/ A.J. Agarwal A.J. Agarwal	Director

/s/ Frank Cohen Frank Cohen	Chairman of the Board

/s/ Raymond J. Beier Raymond J. Beier	Independent Director

/s/ Susan Carras Susan Carras	Independent Director

/s/ Richard I. Gilchrist Richard I. Gilchrist	Independent Director

/s/ Field Griffith Field Griffith	Independent Director

/s/ Edward Lewis Edward Lewis	Independent Director